SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                              JANUARY 7, 1998
                  ---------------------------------------
              Date of Report (Date of earliest event reported)

                          USN COMMUNICATIONS, INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)

        DELAWARE               333-16265                 36-3947804
        --------------     ---------------------      ------------------
        (State of          (Commission File No.)       (IRS Employer
        Incorporation)                                 Identification No.)

        10 SOUTH RIVERSIDE PLAZA, SUITE 401, CHICAGO, ILLINOIS 60606
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)

                               (312) 906-3600
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                    N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)





ITEM 5.        OTHER EVENTS

        USN Communications, Inc. (the "Registrant") has agreed to acquire all of the outstanding capital stock of Hatten Communications Holding Company, Inc., a Connecticut corporation doing business as Connecticut Telephone ("Connecticut Telephone"), pursuant to a Stock Purchase Agreement, dated as of January 7, 1998, by and among the Company, Connecticut Telephone and the securityholders of Connecticut Telephone (the "Stock Purchase Agreement") for approximately $68.0 million, which includes the assumption or repayment of approximately $13.5 million of existing indebtedness (the "Proposed Acquisition").

        The consummation of the Proposed Acquisition is subject to customary closing conditions, including the receipt of necessary consents and approvals, including the consent of the holders of the Registrant's 14% Senior Discount Notes due 2003, and the completion of the Registrant's proposed initial public offering of its common stock. The Stock Purchase Agreement may be terminated by either the securityholders of Connecticut Telephone or the Registrant in the event that the closing of the Proposed Acquisition does not occur by March 1, 1998.


                                 SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      USN COMMUNICATIONS, INC.


                                      By:  /s/ Thomas A. Monson
                                           _________________________
                                           Thomas A. Monson
                                           Vice President, General Counsel
                                           and Secretary